As filed with the Securities and Exchange Commission on February 8, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PIEDMONT NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-0556998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Telephone: (704) 364-3120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jane R. Lewis-Raymond
Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Telephone: (704) 364-3120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James H. Jeffries, IV, Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate	Registration
to be Registered	Registered	Price per Share(1)	Offering Price(2)	Fee(3)
Common stock, no par value per share	568,167	$31.56	$17,931,351	$1,279

(1)	Highest price, excluding interest, to be paid per share in connection with the rescission offer covered by this registration statement. The price per share will range from $21.59 to $31.56 per share, depending on the price originally paid by the offeree.

(2)	Aggregate purchase price, excluding interest, estimated to be paid if the rescission offer covered by this registration statement is accepted in full.

(3)	Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price described in Note 2.

PROSPECTUS

568,167 Shares of Common Stock, no par value per share

RESCISSION OFFER

Under the terms and conditions described in this prospectus, we are offering to rescind (the “Rescission Offer”) the previous purchase of 568,167 shares of Piedmont Natural Gas Company, Inc. common stock by persons who acquired such shares through the Piedmont Natural Gas Dividend Reinvestment and Stock Purchase Plan (the “Plan”) through the reinvestment of cash dividends and optional cash payments from December 1, 2008 through November 16, 2009 (the “Purchase Period”).

The Rescission Offer applies to 568,167 shares of Piedmont common stock purchased pursuant to the Plan during the Purchase Period (the “Shares”) at prices ranging from $21.59 per Share to $31.56 per Share.

If you purchased Shares pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:

•	In the event you sold such Shares at a loss, an amount equal to the amount you paid for such Shares less the proceeds from your sale of the Shares, plus interest, less dividends that you received or were entitled to receive on those Shares prior to the sale.

•	In the event you continue to hold such Shares, the amount you paid for the Shares, plus interest, less dividends that you received or are entitled to receive on those Shares.

The Rescission Offer will expire at 11:59 p.m., U.S. Eastern Standard Time, on March 18, 2010 (the “Expiration Date”). We have not retained an underwriter in connection with this Rescission Offer.

Our common stock is listed on The New York Stock Exchange under the trading symbol “PNY.” The last reported sale price of our common stock on The New York Stock Exchange on February 4, 2010, was $24.89 per share. You are urged to obtain current market data and should not use the last reported sale price as of February 4, 2010 as a prediction of the future market price of our common stock.

Our principal executive offices are maintained at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210. Our telephone number is (704) 364-3120. For more information about the Rescission Offer, please contact Rust Consulting, Inc. (the “Rescission Offer Agent”) toll free at 1-877-884-5904 or consult the Rescission Offer website at www.PiedmontRescissionOffer.com.

You may elect to accept the Rescission Offer, in whole or in part, by submitting a Rescission Offer Acceptance Form and all other required documentation to the Rescission Offer Agent on or before the Expiration Date as set forth in this prospectus. You do not need to take any action to reject the Rescission Offer. If you fail to return the Rescission Offer Acceptance Form and all other required documentation on or before the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us in connection with Shares purchased pursuant to the Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations or other defenses.

Investing in shares of our common stock involves risks. See “Risk Factors” on page 7, as well as those described as risk factors in our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein.

The Shares subject to the Rescission Offer may not have been properly registered under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC for offer and sale to participants under the Plan. This prospectus is part of a Registration Statement on Form S-3 filed with the SEC to register these Shares, regardless of whether or not you accept the Rescission Offer.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2010.

This prospectus is part of a shelf registration statement on Form S-3ASR that we filed with the SEC under the Securities Act that registers the Rescission Offer and the Shares. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Shares. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the Shares. The registration statement and documents incorporated by reference herein can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” You should read this prospectus and the information incorporated into this prospectus by reference. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by that reference.

In making your investment decision, we have not authorized any person (other than the Rescission Offer Agent) to provide you with different or additional information or represent anything else about us or this offering. If anyone else provides you with different or additional information, you should not rely on it. The information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares to which it relates or an offer to sell or the solicitation of an offer to buy the Shares in any circumstances in which such offer, solicitation or sale is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date hereof.

You should not consider any information in or incorporated by reference into this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Company’s securities.

Except as otherwise indicated, all references in this prospectus to “Piedmont”, “the Company”, “we” and “our” refer to Piedmont Natural Gas Company, Inc.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus or the documents incorporated by reference, statements containing words such as “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,” “will,” “assume,” “can,” “estimate,” “forecast,” “future,” “indicate,” “outlook,” “plan,” “predict,” “seek,” “target,” “would,” and variations of such words and similar expressions are intended to highlight or indicate “forward-looking statements.” Although we believe that the expectations, opinions, projections and comments reflected in our forward-looking statements reflect our best judgment based on current information and circumstances that we believe to be reasonable when made and are made in good faith, we can give no assurance that future events will not affect the accuracy of such forward-looking information or that such statements will prove to be correct. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. A wide variety of potential risks, uncertainties, and other factors could materially affect our business prospects and our ability to achieve the results expressed or implied by these forward-looking statements including, but not limited to:

•	Regulatory issues affecting us and those from whom we purchase natural gas transportation and storage service, including those that affect allowed rates of return, terms and conditions of service, rate structures and financings. We monitor our ability to earn appropriate rates of return and initiate general rate proceedings as needed.

•	Residential, commercial, industrial and power generation growth and energy consumption in our service areas. The ability to grow our customer base, the pace of that growth and the levels of energy consumption are impacted by general business and economic conditions, such as interest rates, inflation, fluctuations in the capital markets and the overall strength of the economy in our service areas and the country, and fluctuations in the wholesale prices of natural gas and competitive energy sources.

•	Deregulation, regulatory restructuring and competition in the energy industry. We face competition from electric companies and energy marketing and trading companies, and we expect this competitive environment to continue.

•	The potential loss of large-volume industrial customers to alternate fuels or to bypass, or the shift by such customers to special competitive contracts or to tariff rates that are at lower per-unit margins than that customer’s existing rate.

•	The capital-intensive nature of our business. In order to maintain growth, we must add to our natural gas distribution system each year. The cost of this construction may be affected by the cost of obtaining governmental approvals, compliance with federal and state pipeline safety and integrity regulations, development project delays and the cost and availability of labor and materials. Weather, general economic conditions and the cost of funds to finance our capital projects can materially alter the cost and timing of a project.

•	Access to capital markets. Our internally generated cash flows are not adequate to finance the full cost of capital expenditures. As a result, we rely on access to both short-term and long-term capital markets as a significant source of liquidity for capital requirements not satisfied by cash flows from operations. Changes in the capital markets or our financial condition could affect access to and cost of capital.

•	Changes in the availability and cost of natural gas. To meet firm customer requirements, we must acquire sufficient gas supplies and pipeline capacity to ensure delivery to our distribution system while also ensuring that our supply and capacity contracts allow us to remain competitive. Natural gas is an unregulated commodity market subject to supply and demand and price volatility. Producers, marketers and pipelines are subject to operating, regulatory and financial risks associated with exploring, drilling, producing, gathering, marketing and transporting natural gas and have risks that increase our exposure to supply and price fluctuations. Since such risks may affect the availability and cost of natural gas, they may also affect the competitive position of natural gas relative to other energy sources.

ii

•	Changes in weather conditions. Weather conditions and other natural phenomena can have a material impact on our earnings. Severe weather conditions, including destructive weather patterns such as hurricanes, can impact our suppliers and the pipelines that deliver gas to our distribution system. Weather conditions directly influence the supply of, demand for and the cost of natural gas.

•	Changes in environmental, safety, system integrity, tax and other laws and regulations, including those related to climate change, and the cost of compliance. We are subject to extensive federal, state and local laws and regulations. Compliance with such laws and regulations could increase capital or operating costs, affect our reported earnings, increase our liabilities or change the way our business is conducted.

•	Ability to retain and attract professional and technical employees. To provide quality service to our customers and meet regulatory requirements, we are dependent on our ability to recruit, train, motivate and retain qualified employees.

•	Changes in accounting regulations and practices. We are subject to accounting regulations and practices issued periodically by accounting standard-setting bodies. New accounting standards may be issued that could change the way we record revenues, expenses, assets and liabilities, and could affect our reported earnings or increase our liabilities.

•	Earnings from our equity method investments. We invest in companies that have risks that are inherent in their businesses, and these risks may negatively affect our earnings from those companies.

•	Changes in outstanding shares. The number of outstanding shares may fluctuate due to repurchases under our Common Stock Open Market Purchase Program or new issuances.

Many, but not all, of the factors that may impact actual results are discussed under the “Risk Factors” section contained in this prospectus or the documents incorporated by reference. You should carefully read the “Risk Factors” section in this prospectus and the documents incorporated by reference and other disclosure contained herein and our filings with the SEC that are incorporated by reference. All of these factors and the factors described above are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for us to predict all of these factors or to assess the effect of each factor on our business. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable laws and regulations. Our business, financial condition, results of operations and prospects may have changed since the date of a forward-looking statement. For these reasons, you should not rely on these forward-looking statements when making investment decisions.

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QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Shares during the Purchase Period. Please refer to “The Rescission Offer” beginning on page 8 and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Q:	Why are you making the Rescission Offer?

A:	New and existing shareholders of Piedmont can purchase shares of Piedmont common stock or reinvest dividends paid on our common stock in shares through the Plan. American Stock Transfer & Trust Company, LLC, the administrator of the Plan (the “Plan Administrator”), may purchase the shares of common stock on the open market or we may issue new shares of common stock to participants in the Plan. On January 9, 2004, we filed a registration statement on Form S-3D covering the issuance and sale of an additional 2,000,000 shares of our common stock under the Plan. On November 16, 2009, we discovered that we had inadvertently sold more shares under the Plan than were registered with the SEC and authorized by our board of directors for issuance under the Plan. We also discovered that the registration statement we believed had registered the Shares had expired for some of the Shares. As a result, the Shares sold to participants during the Purchase Period may not have been properly registered under the Securities Act. Accordingly, we suspended further sales and issuances of our common stock under the Plan until a new registration statement could be filed and became effective. Our board of directors ratified the authorization and issuance of the excess number of Shares. On November 20, 2009, we filed an automatic shelf registration statement on Form S-3ASR covering the sale and issuance of an additional 2,750,000 shares of our common stock under the Plan.

We are making the Rescission Offer with respect to 568,167 Shares sold during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act, to provide a remedy to any Plan participant potentially aggrieved by the failure to register, to provide Plan participants with their rights as generally prescribed by the applicable securities laws and to limit any potential liability. In determining the beginning and end of the Purchase Period, we selected the date on which the prior registration statement for the Plan expired for some of the Shares and the last date on which a sale was made under that registration statement. Only participants who acquired Shares under the Plan during the Purchase Period are eligible to participate in the Rescission Offer.

Q:	Am I required to accept the Rescission Offer?

A:	No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary. If you are an employee of Piedmont, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status. Our executive officers and directors who own Shares and are eligible for the Rescission Offer do not intend to participate in the Rescission Offer.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 11:59 p.m., U.S. Eastern Standard Time, on March 18, 2010. We refer to this date as the Expiration Date.

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether you sold or continue to hold the Shares purchased pursuant to the Plan during the Purchase Period:

• If you have sold Shares acquired under the Plan at a loss and properly accept the Rescission Offer for those Shares, we will pay you an amount equal to the amount you paid for such Shares less the proceeds from the sale of the Shares, plus interest at a rate of 4.2% per year, less dividends that you received or were entitled to receive on the Shares prior to the sale. Interest will be paid on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares and on the loss you realized from your sale of the Shares from the date of your sale through the date we send your payment, which we expect to be within 3-5 business days after the Expiration Date (the “Payment Date”). You are not entitled to accept the Rescission Offer with respect to any Shares you sold at a price equal to or higher than the price you paid for them.

• If you continue to hold Shares acquired under the Plan and properly accept the Rescission Offer for the Shares, we will repurchase the Shares for the amount you paid for such Shares, plus interest at a rate of 4.2% per year, less dividends that you received or are entitled to receive on the Shares. Interest will be paid on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the Payment Date. Please note that if the amount you paid for the Shares, plus interest to the Payment Date, less dividends you received or are entitled to receive on Shares, is less than the fair market value of the Shares as of the Expiration Date, it may not be economically beneficial to you to accept the Rescission Offer for those Shares.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:	We will use an annual interest rate of 4.2%, which is equal to the approximate dividend yield of Piedmont common stock during the Purchase Period.

Q:	What dividends have been paid since the beginning of the Purchase Period?

A:	The following dividends have been paid since the beginning of the Purchase Period.

Dividend
Amount
Dividend Record Date	per Share

December 26, 2008	$0.26
March 25, 2009	$0.27
June 25, 2009	$0.27
September 24, 2009	$0.27
December 28, 2009	$0.27

The amount and timing of future dividends, if any, are within the discretion of our board of directors and will depend upon our earnings, financial requirements and other factors.

Q:	When and how will I receive payment for my Shares if I properly accept the Rescission Offer?

A:	If you properly accept the Rescission Offer, we will mail you, on or about the Payment Date, a check for the proceeds to which you are entitled if you hold your Shares directly. If you hold Shares subject to the Rescission Offer through the Depository Trust Company or its nominee (“DTC”), we will mail the check for the proceeds to the DTC participant, and you should contact your DTC participant about having the proceeds properly credited to your account. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

• you sold Shares you purchased during the Purchase Period for less than you paid for them, or

• you now hold Shares you purchased during the Purchase Period that on the Expiration Date have a fair market value that is less than the price you paid for the Shares, plus interest to the Payment Date, less dividends you received or are entitled to receive on the Shares.

It may not be economically beneficial to you if you now hold Shares you purchased during the Purchase Period that on the Effective Date have a fair market value that is more than the price you paid for the Shares, plus interest to the Payment Date, less dividends you received or are entitled to receive on the Shares.

In making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Consequences” below) and, if you now hold Shares you purchased during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date.

You should note, however, that under the terms of the Rescission Offer, we will not pay for Shares already sold unless you provide evidence that indicates that you sold Shares you purchased during the Purchase Period for less than you paid for them. In addition, we will not be obligated to repurchase any Shares you continue to hold unless we receive evidence that you continue to hold those Shares.

In applying those criteria, we will use a “first-in, first-out,” or “FIFO,” principle in determining whether Shares were sold at a loss and whether you now hold Shares eligible for repurchase pursuant to the Rescission Offer. You should apply the same principle in determining whether or not to accept the Rescission Offer. Shares are deemed sold in the order in which you purchased them. In order to determine which Shares are eligible for repurchase, all Shares acquired by you or on your behalf pursuant to the Plan during the Purchase Period will be matched against all sales of shares of our common stock by you or on your behalf during or after the Purchase Period by matching the first Share acquired by you or on your behalf with the first share of our common stock sold by you or on your behalf during or after the Purchase Period. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those Shares that are deemed sold at a loss. In order to determine the amount payable with respect to Shares that are sold, we will use the same procedure as is used to determine which Shares are eligible for repurchase. An example calculation using the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this prospectus.

WE URGE YOU TO REVIEW THIS PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE HEREIN CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you may contact the Rescission Offer Agent as set forth under “Who can help answer my questions?”

The last reported sale price of our common stock on The New York Stock Exchange on February 4, 2010, was $24.89 per share. You are urged to obtain current market data and should not use the last reported sale price as of February 4, 2010 as a prediction of the future market price of our common stock.

Q:	What happens if I do not submit the Rescission Offer Acceptance Form and all other required documentation?

A:	If you do not submit the Rescission Offer Acceptance Form and all other required documentation on or before the Expiration Date, you will be deemed to have rejected the Rescission Offer.

If you reject the Rescission Offer, you will not receive any payment with respect to the Shares subject to the Rescission Offer. In addition, all Shares that are subject to the Rescission Offer are now registered securities under the Securities Act and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such Shares will be freely tradeable in the public market. Those Shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

Q:	Where can I find information about my purchases and sales of Shares?

A:	Detailed information about your purchases and sales of Shares acquired during the Purchase Period is available to you through your online transaction statement at www.amstock.com or your broker or other DTC participant, as applicable. Please note that purchases through our Employee Stock Purchase Plan are not eligible for this Rescission Offer. If you need further assistance with accessing your account or if you do not have access to your online account, you should call the Plan Administrator’s Customer Service Representatives at 1-877-724-6451. For more information about the Rescission Offer, please contact the

Rescission Offer Agent toll free at 1-877-884-5904 or consult the Rescission Offer website at www.PiedmontRescissionOffer.com.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:	The rights remaining to the recipients of a rescission offer are not clearly delineated under applicable federal and state securities laws. The staff of the SEC currently takes the position that a person’s federal right of rescission may survive a rescission offer.

For a more detailed description of the effect of the Rescission Offer see “The Rescission Offer — Effect of the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:	Yes. You may accept the Rescission Offer in part by indicating on the Rescission Offer Acceptance Form the Shares that were purchased during the Purchase Period for which you are accepting the Rescission Offer.

If you accept the Rescission Offer in part, you will be deemed to have rejected the Rescission Offer with respect to the Shares that were purchased during the Purchase Period for which you do not accept the Rescission Offer. See “What happens if I do not return the Rescission Offer Acceptance Form and all other required documentation?” for the effect of such a rejection.

Q:	What happens if I accept the Rescission Offer for Shares that I currently hold, but the amount I would receive for the Shares is less than the fair market value of the Shares on the Expiration Date?

A:	It may not be economically advantageous to you to accept the Rescission Offer for Shares you currently hold whose fair market value is higher than the price you paid for the Shares, plus interest to the Payment Date, less dividends that you received or are entitled to receive on the Shares. Nevertheless, we are providing you the opportunity to accept the Rescission Offer with respect to those Shares, if you wish. Please make sure you properly complete your Rescission Offer Acceptance Form to accurately reflect which Shares, if any, for which you want to accept the Rescission Offer.

Q:	Will I have to pay any fees or commission if I accept the Rescission Offer?

A:	If you hold the Shares through a broker or other nominee who accepts the Rescission Offer on your behalf, your broker or nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply. If you hold Shares directly with the Plan Administrator, or if you are accepting the Rescission Offer with respect to Shares sold at a loss, you will not pay any fees or commissions.

Q:	What do I need to do now to accept the Rescission Offer?

A:	In order to accept the Rescission Offer, you must complete, sign and date the Rescission Offer Acceptance Form and provide all other required documentation, and return the Rescission Offer Acceptance Form and all other required documentation by mail so that it is received by us on or before 11:59 p.m., U.S. Eastern Standard Time, on March 18, 2010. The Rescission Offer Acceptance Form must be legible.

You must mail your completed Rescission Offer Acceptance Form and all other required documentation to:

Piedmont Rescission Offer
c/o Rust Consulting, Inc.
P.O. Box 24621
West Palm Beach, FL 33416

If you choose to accept the Rescission Offer, we recommend that you submit the Rescission Offer Acceptance Form and all other required documentation sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. The method for returning the Rescission Offer Acceptance Form and all other required documentation is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. We recommend using insured and registered or certified mail with return receipt requested.

You may also call the Rescission Offer Agent toll free at 1-877-884-5904 to confirm your Rescission Offer Acceptance Form and all other required documentation was received.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ALL OTHER REQUIRED DOCUMENTATION ON OR BEFORE 11:59 P.M., U.S. EASTERN STANDARD TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED, WHETHER ALL OTHER REQUIRED DOCUMENTATION HAS BEEN RECEIVED AND WHETHER YOUR ACCEPTANCE OF THE RESCISSION OFFER WILL BE ACCEPTED OR REJECTED.

Proceeds will be disbursed to you as set forth above under “When and how will I receive payment for my Shares if I properly accept the Rescission Offer?”.

Certain Shares are registered in the name of DTC. DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. If you purchased, and still hold, Shares through an account maintained by a DTC participant and you desire to accept the Rescission Offer, you should contact your DTC participant promptly and instruct it to accept the Rescission Offer on your behalf.

If you currently own Shares and you hold certificates for such Shares, you must enclose with the Rescission Offer Acceptance Form the certificates for the Shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If the Plan Administrator currently holds certificates for the Shares to be repurchased by us, the Plan Administrator holds such Shares in book-entry form or you are a registered holder of uncertificated Shares, your signature on the Rescission Offer Acceptance Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured and registered or certified mail, return receipt requested.

If you have already sold Shares at a loss, you must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of such Shares to a third party, including the sale price for such Shares. Satisfactory proof of the sale price of such Shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. Subject to the restrictions in the latter part of this paragraph, if the sale price was paid in cash, the sale price will be the cash price paid. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any such sale of Shares was a bona fide transfer to a third party. Further, we may limit recovery to the difference between the purchase price you paid for the Shares and the lowest price for which the stock sold on the New York Stock Exchange on the day you sold the Shares.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

Q:	Can I change my mind after I have submitted my Rescission Offer Acceptance Form?

A:	Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time before 11:59 p.m., U.S. Eastern Standard Time, on the Expiration Date.

If you change your decision and want to accept the Rescission Offer with respect to Shares for which you did not originally elect to accept, you can do this by completing and submitting another Rescission Offer Acceptance Form and all other required documentation as set forth in this prospectus.

If you change your decision and want to reject the Rescission Offer, in whole or in part, after having submitted the Rescission Offer Acceptance Form and all other required documentation, then you may reject the Rescission Offer by sending a notice via mail that includes your name, your signature, address, social security number or taxpayer identification number, and a clear statement that you are rejecting the Rescission Offer. You must clearly identify the Shares to which the rejection relates.

You must mail your notice of rejection to:

Piedmont Rescission Offer
c/o Rust Consulting, Inc.
P.O. Box 24621
West Palm Beach, FL 33416

THE NOTICE OF REJECTION MUST BE LEGIBLE AND RECEIVED BY MAIL AT THE ABOVE ADDRESS ON OR BEFORE 11:59 P.M., U.S. EASTERN STANDARD TIME, ON THE EXPIRATION DATE. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM SUBMITTED.

If a DTC participant accepted the Rescission Offer on your behalf by submitting a Rescission Offer Acceptance Form and you want to reject the Rescission Offer, then you must instruct the DTC participant to submit a notice of rejection on your behalf.

If we receive a notice of rejection before the Expiration Date and you had enclosed certificates for Shares with your Rescission Offer Acceptance Form, we will promptly return the certificates to you.

Q:	Who can help answer my questions?

A:	If you have questions regarding the Rescission Offer, you may:

• Visit the Rescission Offer website at www.PiedmontRescissionOffer.com

• Call toll free 1-877-884-5904

• Submit in writing to: Piedmont Rescission Offer, c/o Rust Consulting, Inc., P.O. Box 24621, West Palm Beach, FL 33416

• Email to: info@PiedmontRescissionOffer.com

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included in and incorporated by reference into this prospectus, including the following risk factors relating to the Rescission Offer in addition to the risks identified in “Cautionary Notice Regarding Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended October 31, 2009, as updated from time to time by our filings with the SEC. The risks and uncertainties described in this prospectus and documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be impaired in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable federal and state securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our financial condition or liquidity.

Your right of rescission, if any, under applicable federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under applicable federal or state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC currently takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer.

Generally, the federal statute of limitations for enforcement of statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. This Rescission Offer should not be construed as an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Further, your eligibility to participate in this Rescission Offer should not be construed as an admission that we believe you have a legal basis to rescind your purchase of Shares.

OUR COMPANY

We are an energy services company whose principal business is the distribution of natural gas to over one million residential, commercial, industrial and power generation customers in portions of North Carolina, South Carolina and Tennessee. We also are invested in joint venture, energy-related businesses, including unregulated retail natural gas marketing, interstate natural gas storage and intrastate natural gas transportation.

We were incorporated in New York in 1950 and began operations in 1951. In 1994, we merged into a newly formed North Carolina corporation with the same name for the purpose of changing our state of incorporation to North Carolina. Our principal executive offices are maintained at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and our telephone number is (704) 364-3120. Our common stock is listed on the New York Stock Exchange with shares trading under the ticker symbol “PNY.”

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

New and existing shareholders of Piedmont can purchase shares of Piedmont common stock or reinvest dividends paid on our common stock in shares through the Plan. The Plan Administrator may purchase the shares of common stock on the open market or we may issue new shares of common stock to participants in the Plan. On January 9, 2004, we filed a registration statement on Form S-3D covering the issuance and sale of an additional 2,000,000 shares of our common stock under the Plan. On November 16, 2009, we discovered that we had inadvertently sold more shares under the Plan than were registered with the SEC and authorized by our board of directors for issuance under the Plan. We also discovered that the registration statement we believed had registered the Shares had expired for some of the Shares. As a result, the Shares sold to participants during the Purchase Period may not have been properly registered under the Securities Act. Accordingly, we suspended further sales and issuances of our common stock under the Plan until a new registration statement could be filed and became effective. Our board of directors ratified the authorization and issuance of the excess number of Shares. On November 20, 2009, we filed an automatic shelf registration statement on Form S-3ASR covering the sale and issuance of an additional 2,750,000 shares of our common stock under the Plan.

We are making the Rescission Offer with respect to 568,167 Shares sold during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act, to provide a remedy to any Plan participant potentially aggrieved by the failure to register, to provide Plan participants with their rights as generally prescribed by the applicable securities laws and to limit any potential liability. In determining the beginning and end of the Purchase Period, we selected the date on which the prior registration statement for the Plan expired for some of the Shares and the last date on which a sale was made under that registration statement. Only participants who acquired Shares under the Plan during the Purchase Period are eligible to participate in the Rescission Offer.

Effect of the Rescission Offer

If you affirmatively reject, or fail to properly accept for some or all of your Shares, the Rescission Offer on or before the Expiration Date, you will not receive any payment for the Shares for which you do not accept. In addition, all Shares, for purposes of applicable securities law, are now registered securities under the Securities Act and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such Shares will be freely tradeable in the public market. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate your right to bring a civil action against us for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC currently takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the federal statute of limitations for enforcement of such statutory rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. This Rescission Offer should not be construed as an admission that we did not comply with any federal or state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Further, your eligibility to participate in this Rescission Offer should not be construed as an admission that we believe you have a legal basis to rescind your purchase of Shares.

For a more detailed description of the effect of the Rescission Offer on any applicable federal and state securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission, if any, under applicable federal and state laws may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Terms of the Rescission Offer

If you purchased Shares through the Plan during the Purchase Period and have sold such Shares at a loss, you may accept the Rescission Offer, in which case you will receive an amount equal to the amount you paid for the Shares less the proceeds of the sale of the Shares, plus interest to the Payment Date at a rate of 4.2% per year, less dividends that you received or were entitled to receive on the Shares. Interest will be paid on the amount originally paid for the Shares from the date you purchased the Shares through the date you sold the Shares. Interest will also be paid on the loss realized from your sale of the Shares from the date of such sale through the Payment Date. You are not entitled to accept the Rescission Offer with respect to any Shares you sold at a price equal to or higher than the price you paid for them.

If you currently hold Shares purchased through the Plan during the Purchase Period, you may accept the Rescission Offer, in which case you will receive an amount equal to the amount you paid for the Shares, plus interest to the Payment Date at a rate of 4.2% per year on the amount you originally paid for the Shares for the period from the date you purchased the Shares to the Payment Date, less dividends that you received or are entitled to receive on the Shares. If the price you paid for the Shares, plus interest to the Payment Date, less dividends that you received or are entitled to receive on the Shares, is less than the fair market value of the Shares as of the Expiration Date, it may not be economically beneficial to you to accept the Rescission Offer for those Shares.

You should note, however, that under the terms of the Rescission Offer, we will not pay for Shares already sold unless you provide evidence that indicates that you sold Shares you purchased during the Purchase Period for less than you paid for them. In addition, we will not be obligated to repurchase any Shares you continue to hold unless we receive evidence that you continue to hold those Shares.

In applying those criteria, we will use a “first-in, first-out,” or “FIFO,” principle in determining whether Shares were sold at a loss and whether you now hold Shares eligible for repurchase pursuant to the Rescission Offer. You should apply the same principle in determining whether or not to accept the Rescission Offer. Shares are deemed sold in the order in which you purchased them. In order to determine which Shares are eligible for repurchase, all Shares acquired by you or on your behalf pursuant to the Plan during the Purchase Period will be matched against all sales of shares of our common stock by you or on your behalf during or after the Purchase Period by matching the first Share acquired by you or on your behalf with the first share of our common stock sold by you or on your behalf during or after the Purchase Period. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those Shares that are deemed sold at a loss. In order to determine the amount payable with respect to Shares that are sold, we will use the same procedure as is used to determine which Shares are eligible for repurchase. An example calculation using the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this prospectus.

Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal securities law and registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. jurisdictions, we believe that it is appropriate to use the approximate dividend yield on Piedmont common stock during the Purchase Period. Consequently, we will apply an annual rate of interest of 4.2% to all interest rate calculations used in this Rescission Offer.

Since the beginning of the Purchase Period, the following dividends have been paid on our common stock:

Dividend
Amount
Dividend Record Date	per Share

December 26, 2008	$0.26
March 25, 2009	$0.27
June 25, 2009	$0.27
September 24, 2009	$0.27
December 28, 2009	$0.27

The amount and timing of future dividends, if any, are within the discretion of our board of directors and will depend upon our earnings, financial requirements and other factors.

The Rescission Offer will expire at 11:59 p.m., U.S. Eastern Standard Time, on the Expiration Date. If we receive a legible and properly completed Rescission Offer Acceptance Form and all other required documentation from you on or before the deadline specified in the preceding sentence, and your acceptance is accepted, payments in connection with the Rescission Offer will be made to you directly if you hold your Shares in registered form or to your DTC participant if you hold your Shares through a DTC participant. You should contact your DTC participant about having the proceeds properly credited to your account.

As of February 4, 2010, the last reported sale price of our common stock as reported on The New York Stock Exchange was $24.89 per share. You are urged to obtain current market data and not rely on the last reported sale price on February 4, 2010 as prediction of the future price of our common stock. The table below sets forth the high and low sales price of our common stock during the Purchase Period listed by fiscal quarter.

	Fiscal Year 2010	Fiscal Year 2009
	1st	4th	3rd	2nd	1st
	Quarter	Quarter	Quarter	Quarter	Quarter

High	$23.47	$25.87	$25.50	$27.55	$32.94
Low	$22.51	$23.10	$21.65	$20.68	$24.77

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Shares purchased during the Purchase Period for less than you paid for them, or if you currently hold Shares purchased during the Purchase Period that have a fair market value on the Expiration Date that is less than the price you paid for the Shares, plus interest to the Payment Date, less dividends you received or are entitled to receive on the Shares.

It may not be economically advantageous to you to accept the Rescission Offer for Shares you currently hold whose fair market value is higher than the price you paid for the Shares, plus interest to the Payment Date, less dividends that you received or are entitled to receive on the Shares. Nevertheless, we are providing you the opportunity to accept the Rescission Offer with respect to those Shares, if you wish. Please make sure you properly complete your Rescission Offer Acceptance Form to accurately reflect which Shares, if any, for which you want to accept the Rescission Offer.

You may accept the Rescission Offer in part by indicating on the Rescission Offer Acceptance Form the Shares that were purchased during the Purchase Period for which you are accepting the Rescission Offer. If you accept the Rescission Offer in part, you will be deemed to have rejected the Rescission Offer with respect to the Shares that were purchased during the Purchase Period for which you do not accept the Rescission Offer. If you change your decision and want to accept the Rescission Offer with respect to Shares for which you did not originally elect to accept, you can do this by completing and submitting another Rescission Offer Acceptance Form and all other required documentation as set forth in this prospectus.

In making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Consequences” below) and, if you now hold Shares you purchased during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date.

In order to accept the Rescission Offer, you must complete the Rescission Offer Acceptance Form and return it and any required documentation by mail so that it is received by us on or before 11:59 p.m., U.S. Eastern Standard Time, on March 18, 2010. The Rescission Offer Acceptance Form and all other required documentation must be legible.

You must mail your completed Rescission Offer Acceptance Form and all other required documentation to:

Piedmont Rescission Offer
c/o Rust Consulting, Inc.
P.O. Box 24621
West Palm Beach, FL 33416

If you choose to accept the Rescission Offer, we recommend that you submit the Rescission Offer Acceptance Form and all other required documentation sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. The method for returning the Rescission Offer Acceptance Form and all other required documentation is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. We recommend using insured and registered or certified mail with return receipt requested. You may also call the Rescission Offer Agent toll free at 1-877-884-5904 to confirm your Rescission Offer Acceptance Form and all other required documentation was received.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ALL OTHER REQUIRED DOCUMENTATION ON OR BEFORE 11:59 P.M., U.S. EASTERN STANDARD TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED, WHETHER ALL OTHER REQUIRED DOCUMENTATION HAS BEEN RECEIVED AND WHETHER YOUR ACCEPTANCE OF THE RESCISSION OFFER WILL BE ACCEPTED OR REJECTED.

Proceeds will be disbursed to you or the DTC participant through whom you hold your Shares, as applicable, on or about the Payment Date.

Certain Shares are registered in the name of DTC. DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participant include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. If you purchased, and still hold, Shares through an account maintained by a DTC participant and you desire to accept the Rescission Offer, you should contact your DTC participant promptly and instruct it to accept the Rescission Offer on your behalf.

If you currently own Shares and you hold certificates for such Shares, you must enclose with the Rescission Offer Acceptance Form the certificates for the Shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If the Plan Administrator currently holds certificates for the Shares to be repurchased by us, the Plan Administrator holds such Shares in book-entry form or you are a registered holder of uncertificated Shares, your signature on the Rescission Offer Acceptance Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured and registered or certified mail, return receipt requested.

If you have already sold Shares at a loss, you must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of such Shares to a third party, including the sale price for such Shares. Satisfactory proof of the sale price of such Shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. Subject to the restrictions in the latter part of this paragraph, if the sale price was paid in cash, the sale price will be the cash price paid. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any such sale of Shares was a bona fide transfer to a third party. Further, we may limit recovery to the difference between the purchase price you paid for the Shares and the lowest price for which the stock sold on the New York Stock Exchange on the day you sold the Shares.

How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer.

If you change your decision and want to reject the Rescission Offer, in whole or in part, after having submitted the Rescission Offer Acceptance Form, then you may reject the Rescission Offer by sending a notice via mail that includes your name, your signature, address, social security number or taxpayer identification number, and a clear statement that you are rejecting the Rescission Offer. You must clearly identify the Shares to which the rejection relates.

You must mail your notice of rejection to:

Piedmont Rescission Offer
c/o Rust Consulting, Inc.
P.O. Box 24621
West Palm Beach, FL 33416

THE NOTICE OF REJECTION MUST BE LEGIBLE AND RECEIVED BY MAIL AT THE ABOVE ADDRESS ON OR BEFORE 11:59 P.M., U.S. EASTERN STANDARD TIME, ON THE EXPIRATION DATE. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM SUBMITTED.

If a DTC participant accepted the Rescission Offer on your behalf by submitting a Rescission Offer Acceptance Form and all other required documentation and you want to reject the Rescission Offer, then you must instruct the DTC participant to submit a notice of rejection on your behalf.

If we receive a notice of rejection before the Expiration Date and you had enclosed certificates for Shares with your Rescission Offer Acceptance Form, we will promptly return the certificates to you.

IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR BEFORE THE EXPIRATION DATE (OR ONLY ACCEPT THE RESCISSION OFFER IN PART), YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THE SHARES THAT YOU DID NOT ACCEPT. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT UNDER THE FEDERAL SECURITIES LAWS TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES INCLUDED IN THE RESCISSION OFFER. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

If you have questions regarding how to reject the Rescission Offer, you may contact the Rescission Offer Agent toll free 1-877-884-5904, consult the Rescission Offer website at www.PiedmontRescissionOffer.com, email info@PiedmontRescissionOffer.com or write to Piedmont Rescission Offer, c/o Rust Consulting, Inc., P.O. Box 24621, West Palm Beach, FL 33416.

Special Procedures for DTC Participants

To accept the Rescission Offer on behalf of a beneficial owner of Shares registered in the name of DTC, a DTC participant must complete the Rescission Offer Acceptance Form and return it to us along with:

•	for all Shares you want us to rescind that have been previously sold at a loss, proof reasonably satisfactory to us evidencing the bona fide sale of such Shares to a third party, including the sale price for such Shares; and

•	initiate a Deposit/Withdrawal At Custodian (“DWAC”) transaction to transfer to us the Shares that are registered in the name of DTC and are being repurchased by us pursuant to the Rescission Offer. We will notify the DTC participant of the date that the DWAC transaction should be initiated. Upon instruction from us, the Plan Administrator will approve DWAC transactions to effect the transfer of such Shares.

Satisfactory proof of sale may take the form of a receipt from the broker, dealer or other person conducting the sale. The signature of a DTC participant on the Rescission Offer Acceptance Form is not required to be guaranteed if the DTC participant is a member of the Medallion Signature Guarantee Program and the DTC participant affixes its Medallion stamp on the Rescission Offer Acceptance Form.

IF A DTC PARTICIPANT FAILS TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR BEFORE THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Shares for which the Rescission Offer is accepted.

Questions about the Rescission Offer

If you have questions about the Rescission Offer, you may call the Rescission Offer Agent toll free at 1-877-884-5904, consult the Rescission Offer website at www.PiedmontRescissionOffer.com, email info@PiedmontRescissionOffer.com or write to Piedmont Rescission Offer, c/o Rust Consulting, Inc., P.O. Box 24621, West Palm Beach, FL 33416.

If you have any questions about accessing your transaction history, you can find more information by viewing your online transaction statement at www.amstock.com or your broker or other DTC participant, as applicable. Please note that purchases through our Employee Stock Purchase Plan are not eligible for this Rescission Offer. If you need further assistance or if you do not have access to your online account, you should call the Plan Administrator’s Customer Service Representatives at 1-877-724-6451.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax considerations relating to the Rescission Offer. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular current or former holders of Shares (each, a “Holder”) in light of their individual circumstances, or certain types of Holders subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” broker-dealers, former U.S. citizens or long-term residents, insurance companies, persons that hold or that held Shares as part of a hedge, straddle or synthetic security or as part of a constructive sale, conversion transaction or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and their beneficial owners, and persons who are not citizens or residents of the United States. This summary does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any gift or alternative minimum tax consequences. This summary is not exhaustive of all possible U.S. federal income tax consequences.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

The summary assumes that Shares previously sold were at all times held as capital assets and that Shares currently held have at all times been, and currently are, held as capital assets. The U.S. federal income tax law applicable to the Rescission Offer is unclear. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (“IRS”) with respect to the tax consequences to anyone accepting the Rescission Offer. The IRS is not precluded from asserting a position contrary to the positions summarized in this summary or otherwise recharacterizing a rescission transaction in whole or in part.

Pursuant to U.S. Treasury Department Circular 230, we inform you that (a) this summary is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (b) this summary was written in connection with the promotion or marketing by us of the Rescission Offer, and (c) each taxpayer should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Cash payment for repurchase treated as a redemption payment

We intend to treat a repurchase of Shares under the Rescission Offer as a taxable redemption of those Shares, with the redemption price equal to the amount paid by us for Shares (and including in the redemption price the amount treated for state law purposes as interest on the original purchase price of the Shares). The IRS is not bound by such treatment, and may characterize such a repurchase differently, such as the return of all or a portion of the original purchase price, which would be nontaxable, plus the payment of interest, which would be taxable to you as ordinary income and would be deductible by us.

Determining if the redemption is a sale or a distribution

If the redemption payment made pursuant to the Rescission Offer is treated for U.S. federal income tax purposes as a redemption of Shares, the U.S. federal income tax treatment of the such payment will differ depending on whether the redemption is treated as a sale or exchange of Shares or, alternatively, as a distribution with respect to our common stock. The redemption should be treated as a sale or exchange, and not as a distribution, if it (a) results in a “complete redemption” of your interest in our capital stock; (b) is “substantially disproportionate” with respect to you; or (c) is “not essentially equivalent to a dividend” within the meaning of Code Section 302(b)(1). These three tests, which are more fully described below, are collectively referred to in this summary as the “Redemption Tests.”

The Redemption Tests are applied on a person-by-person basis. If a redemption does not satisfy any of the Redemption Tests, the redemption payment will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting the Rescission Offer will be subject to sale or exchange treatment and others will receive distribution treatment. BECAUSE THE APPLICATION OF THE REDEMPTION TESTS IS APPLIED ON A PERSON-BY-PERSON BASIS, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR IN CONNECTION WITH THE POSSIBLE U.S. FEDERAL INCOME TAX TREATMENT THAT MAY APPLY IN YOUR PARTICULAR CASE.

For purposes of determining whether any of the Redemption Tests are satisfied, you are treated as owning not only shares of our capital stock that you actually own, but also shares of our capital stock that are treated as constructively owned by you. You may be deemed to constructively own shares of our capital stock actually owned, and in some cases constructively owned, by certain related individuals or entities treated as related to you and shares of our capital stock that you have the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our capital stock or stock options may also affect the Redemption Tests.

The redemption will result in a “complete redemption” of all of your shares of our capital stock if either (a) all shares of our common stock actually and constructively owned by you are sold pursuant to the Rescission Offer or (b) all shares actually owned by you are sold pursuant to the Rescission Offer and you are eligible to waive and effectively waive constructive ownership of Shares.

The redemption will be “substantially disproportionate” with respect to you if (a) the percentage of our common stock owned by you immediately after the redemption (taking into account all shares of our common stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our common stock owned by you immediately before the redemption and (b) after the redemption you own less than fifty percent of our common stock (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer).

The redemption will satisfy the “not essentially equivalent to a dividend” test with respect to you if, in light of your particular circumstances (including your relative interest in our capital stock), your sale of shares of our common stock pursuant to the Rescission Offer results in a “meaningful reduction” of your interest in our capital stock (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer). This test may be satisfied irrespective of your failure to satisfy the “complete redemption” or “substantially disproportionate” tests.

Consequences if your redemption is a sale or exchange

Assuming that our treatment of a repurchase under the Rescission Offer as a taxable redemption is correct, and the redemption is a sale or exchange under one of the Redemption Tests described above, you will have capital gain or loss equal to the difference between the amount you receive pursuant to the Rescission Offer (including the portion of such amount equal to the interest on the original purchase price of the shares of our common stock) and your federal income tax basis in such shares. The gain or loss will be short-term capital gain or loss with respect to Shares that you held for one year or less and long-term capital gain or loss with respect to Shares that you held for more than one year. Long-term capital gain of non-

corporate taxpayers is currently subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Consequences if your redemption is a distribution

If your redemption fails to qualify for sale or exchange treatment under the Redemption Tests described above, the gross proceeds you receive pursuant to the Rescission Offer will be characterized as a taxable dividend distribution to the extent of our accumulated and/or current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify). The portion, if any, of the proceeds received by you in excess of the amount treated as a dividend will be treated first as a tax-free recovery of your basis in the redeemed Shares and then as capital gain from a sale or exchange. If you receive proceeds that are taxed as a dividend, you generally should be able to transfer any unrecovered tax basis in the redeemed shares to any shares of our capital stock retained by you, or possibly to shares constructively owned by you if you do not retain any shares of our capital stock. The maximum rate of income tax for individuals on dividends paid by U.S. corporations generally is currently 15%. Dividend income received by a corporate stockholder may be eligible for the 70% dividends-received deduction.

Payments with respect to shares previously sold

If you previously sold Shares , the amount paid to you pursuant to the Rescission Offer with respect to Shares that you previously sold (including the portion of the payment treated for state law purposes as interest on the original purchase price of those Shares) may result in capital gain at least to the extent of any losses incurred by you on those prior sales, and any payment in excess of prior losses may be treated as a distribution as discussed under the heading “Consequences if your redemption is a distribution” or some other form of compensation taxable as ordinary income.

Gain or loss calculation

Under the terms of the Rescission Offer, you may receive in redemption of the Shares the difference between the amount that you paid for Shares and any dividends that we paid with respect to those Shares. In calculating the amount of gain or loss that you would recognize if your redemption qualifies for sale or exchange treatment, your federal tax basis in Shares would not be reduced by the amount of the dividends paid with respect to those Shares.

Backup withholding

Under the U.S. federal income tax backup withholding rules, we will withhold 28% of the gross proceeds payable to you pursuant to the Rescission Offer and remit such withheld amount to the United States Treasury unless you (a) are an exempt recipient and, if required, establish your right to an exemption or (b) provide your taxpayer identification number, certify that you are not currently subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. You may generally avoid backup withholding by furnishing a completed Substitute Form W-9 included as part of the Rescission Offer Acceptance Form. Backup withholding is not an additional tax; any amount withheld under the backup withholding rules will be creditable against your U.S. federal income tax liability, and you may be entitled to a refund provided the required information is furnished to the IRS.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

LEGAL MATTERS

The validity of the common stock registered hereby will be passed upon for us by Moore & Van Allen PLLC.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Piedmont Natural Gas Company, Inc.’s Annual Report on Form 10-K, and the effectiveness of Piedmont Natural Gas Company, Inc. and its subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room, 100 F Street, N.E, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC. The SEC’s web site is http://www.sec.gov. Information that we file with the SEC may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. You may also view these documents on the “SEC Filings” page of our internet website address at www.piedmontng.com. Information on our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the SEC. We incorporate by reference the documents listed below and any future documents filed with the SEC (File No. 001-06196) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we terminate this offering.

(1) our Annual Report on Form 10-K for the fiscal year ended October 31, 2009;

(2) our Current Report on Form 8-K filed February 4, 2010; and

(3) the description of our common stock contained in our Registration Statement on Form 8-B filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this prospectus.

Upon your written or oral request, we will provide you a copy, without charge, of any of the filings that are incorporated by reference into this prospectus. Your request should be directed to: Corporate Secretary, at Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, telephone (704) 364-3120.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated except for the SEC registration fee) to be incurred by Piedmont Natural Gas Company, Inc. (the “Company”) in connection with the rescission and registration of securities registered under this registration statement.

SEC registration fee	$1,279
Fees and expenses of accountants	$10,000
Fees and expenses of legal counsel	$175,000
Printing fees	$11,000
Miscellaneous (including Rescission Administration)	$216,000

Total	$413,279

Item 15.	Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBCA”) and our By-laws provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. We have insurance covering expenditures we might incur in connection with the indemnification of our directors and officers for their liabilities and expenses.

The NCBCA provides directors and officers with a right to indemnification when the director or officer has been wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. The NCBCA also permits a corporation to indemnify directors and officers who met a certain standard of conduct. Directors and officers are also entitled to apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case. The court may grant such an order if it determines the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Nevertheless, under the NCBCA, a corporation may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officers is adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to a director or officer who is adjudged liable on the basis that personal benefit was improperly received by such director or officer.

The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. Our By-laws provide that any person who is or was a director, and our officers who are also directors or who are designated by the Board of Directors from time to time as indemnified officers and any director or officer who at the request of Piedmont serves or has served as a director, officer, partner, trustee, employee or agent of any other corporation or other enterprise, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person’s status as director or officer if it is determined that person’s acts or omissions were not reasonably known or believed by him or her to be clearly in conflict with Piedmont’s best interests. The By-laws further provide that Piedmont shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys’ fees incurred in connection with the enforcement of the rights to indemnification granted under the By-laws, if it is determined that such director or indemnified officer is entitled to indemnification under the By-laws.

As authorized by the NCBCA, and to the fullest extent permitted by the NCBCA, our Articles of Incorporation limit the liability of a director by providing that a director shall not be liable to Piedmont or to any Piedmont shareholder for monetary damages arising from the director’s breach of his or her duties as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the best interests of the corporation, (ii) unlawful distributions, (iii) any transaction from which the director or officer derived an improper personal benefit and (iv) acts or omissions occurring prior to the date the provision of our Articles of Incorporation limiting the liability of our directors became effective. In addition, Section 55-8-30(d) of the NCBCA provides that a director is not liable for any action taken as a director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the general standards of conduct applicable to directors of North Carolina corporations.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit
No.	Description

4.1	Restated Articles of Incorporation of Piedmont Natural Gas Company, Inc. as of March 2009, filed in the Department of State of the State of North Carolina (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 10-Q for the quarter ended July 31, 2009)
4.2	By-laws of Piedmont Natural Gas Company, Inc., dated December 15, 2006 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-K for the year ended October 31, 2007)
4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-B, dated March 2, 1994)
5.1	Opinion of Moore & Van Allen, PLLC regarding the validity of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Moore & Van Allen, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Form of cover letter to Rescission Offer recipients
99.2	Form of Rescission Offer Acceptance Form

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registration relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on February 5, 2010.

PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ David J. Dzuricky
David J. Dzuricky
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his or her execution hereof, hereby constitutes and appoints David J. Dzuricky, Jane Lewis-Raymond, Robert O. Pritchard and Judy Z. Mayo and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas E. Skains Thomas E. Skains	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 8, 2010

/s/ David J. Dzuricky David J. Dzuricky	Senior Vice President and Chief Financial Officer (principal financial officer)	February 5, 2010

/s/ Jose M. Simon Jose M. Simon	Vice President and Controller (principal accounting officer)	February 8, 2010

/s/ Jerry W. Amos Jerry W. Amos	Director	January 20, 2010

/s/ E. James Burton Dr. E. James Burton	Director	January 19, 2010

Signature	Title	Date

/s/ Malcolm E. Everett III Malcolm E. Everett III	Director	January 18, 2010

/s/ John W. Harris John W. Harris	Director	January 20, 2010

/s/ Aubrey B. Harwell, Jr. Aubrey B. Harwell, Jr.	Director	January 18, 2010

/s/ Frank B. Holding, Jr. Frank B. Holding, Jr.	Director	January 20, 2010

/s/ Frankie T. Jones, Sr. Dr. Frankie T. Jones, Sr.	Director	January 20, 2010

/s/ Vicki McElreath Vicki McElreath	Director	January 20, 2010

/s/ Minor M. Shaw Minor M. Shaw	Director	January 18, 2010

/s/ Muriel W. Sheubrooks Muriel W. Sheubrooks	Director	January 20, 2010

/s/ David E. Shi Dr. David E. Shi	Director	January 20, 2010

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1	Restated Articles of Incorporation of Piedmont Natural Gas Company, Inc. as of March 2009, filed in the Department of State of the State of North Carolina (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 10-Q for the quarter ended July 31, 2009)
4.2	By-laws of Piedmont Natural Gas Company, Inc., dated December 15, 2006 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-K for the year ended October 31, 2007)
4.3	Specimen Certificate of Common Stock (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-B, dated March 2, 1994)
5.1	Opinion of Moore & Van Allen, PLLC regarding the validity of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Moore & Van Allen, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Form of cover letter to Rescission Offer recipients
99.2	Form of Rescission Offer Acceptance Form